Exhibit 23.2

                            MCGLADREY AND PULLEN, LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 2, 2000 included in Frontier Adjusters of America, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.

/s/ McGladrey & Pullen, LLP

Phoenix, Arizona
February 2, 2001